Exhibit 99.1

PRESS RELEASE

Contact:

J. Scott Kamsler Sr. Vice President and CFO 510-668-7110	For Release January 31, 2008

Exar Corporation Reports Fiscal 2008 Third Quarter Results

Fremont, California, January 31, 2008 – Exar Corporation (NasdaqGM: EXAR), today reported financial results for its fiscal 2008 third quarter, ended December 30, 2007. The Company’s financial results include the results of Sipex Corporation since its acquisition by the Company on August 25, 2007.

Net sales for the third quarter of fiscal 2008 were $25.2 million compared to net sales of $19.2 million for the prior quarter and to net sales of $16.1 million for the same period last year. The increases were primarily attributable to the inclusion of sales from Sipex Corporation for the third and second quarters of fiscal 2008 of approximately $10.8 million and $2.9 million, respectively. Net sales for the third and second quarters of fiscal 2008 exclude approximately $4.1 million and $2.1 million of revenue from shipments to the Company’s two primary distributors as a result of the change in revenue recognition to the sell-through method from the sell-in method. Also, net sales for the third and second quarters of fiscal 2008 exclude approximately $5.2 million and $5.9 million, respectively, of shipments from Sipex’s distributors as purchase accounting precludes the Company from recognizing revenue from the sell-through of inventories held by Sipex’s distributors as of its acquisition date. Additionally, net sales for the fiscal 2008 second quarter do not include approximately $9.7 million of Sipex sales prior to its acquisition.

“Having largely resolved the supply chain issues noted in our updated guidance, which adversely impacted the quarter’s results, we will now focus on taking immediate measures to improve operating margin with a target of delivering 20% over the longer term,” stated John McFarlane, interim president and chief executive officer. “We are in the process of rationalizing our capabilities to improve our return on resource investment and maximize the synergies of the Sipex transaction. We intent to continue with our announced share repurchase program and drive specific initiatives to deliver improved operating performance,” remarked Mr. McFarlane.

Generally Accepted Accounting Principles (GAAP) Results

The gross margin for the third quarter of fiscal 2008 was 30.0% as compared to gross margins of 54.7% for the prior quarter and 66.5% for the same period last year. The decreases in gross margins were primarily due to the addition of sales of Sipex products, the increase in acquired intangible asset amortization expense and to the fair value adjustments of acquired inventories sold.

The third quarter fiscal 2008 operating loss was $13.4 million, as compared to an operating loss of $14.3 million for the prior quarter and an operating loss of $0.9 million for the same period last year. The net loss for the fiscal quarter ended December 30, 2007 was $11.7 million, or $0.24 diluted loss per share, compared to a net loss of $16.4 million, or $0.39 diluted loss per share, in the previous quarter and net income of $3.0 million, or $0.08 diluted earnings per share, for the fiscal quarter ended December 31, 2006.

During the third quarter of fiscal 2008, the Company’s cash, cash equivalents and marketable securities decreased by $21.0 million to $303.4 million primarily as a result of $25.6 million used to repurchase approximately 2.3 million shares of the Company’s common stock in the open market at an average price of $10.95 per share.

Non-GAAP Results

On a non-GAAP basis, the gross margin for the third quarter of fiscal 2008 was 47.3% as compared to 63.1% in the prior quarter and 68.1% for the same period last year. The decreases in gross margins were primarily due to the addition of sales of Sipex products.

The third quarter fiscal 2008 non-GAAP operating loss was $6.2 million, as compared to a non-GAAP operating loss of $1.4 million for the prior quarter and non-GAAP operating income of $440 thousand for the same period last year. The non-GAAP net loss for the fiscal quarter ended December 30, 2007 was $1.8 million, or $0.04 diluted loss per share, as compared to non-GAAP net income of $2.0 million, or $0.05 diluted earnings per share, in the previous quarter, and non-GAAP net income of $3.9 million, or $0.11 diluted earnings per share, in the third quarter of fiscal 2007.

Product Line Highlights

Interface

During the quarter, the Company introduced two industry first highly-integrated 15 Mbps (fastest in the industry) eight channel Universal Asynchronous Receiver Transmitters (UARTs). Supporting the high-data rate requirements found in advanced consumer and industrial applications, the XR16V598 and XR16V698 devices give system architects additional design flexibility, and complement the Company’s already extensive UART offering.

Communications

In the quarter, the Company released an industry-first multi-rate four channel Clock and Data Recovery (CDR) device that supports OC-3/OC-12 data transmission speeds. The XRT91L34’s increased features and functionality sustain high-speed SONET applications including repeaters and extenders where advanced CDR capabilities are critical. Additionally, the device leverages the Company’s phase lock loop technology which improves system performance and minimizes jitter characteristics.

Power

With an industry-first Light Emitting Diode (LED) driver, the Company entered the industrial and architectural LED lighting market at a time when it is accelerating its conversion from incandescent and florescent to LED lighting systems. The SP7601 delivers high voltage range (30V) in a very small 6-pin TSOT (2.9x2.8mm) package minimizing board space requirements and design complexity. Targeting high resolution camera and cell phone applications the Company introduced SP7682 — a LED flash and backlight driver combination. In a space saving (3x3mm) package, it supports the high brightness LED flash and four-channel backlight functionality necessary for leading-edge portable and handset designs.

Regulatory Compliance/Current Business Outlook

The Company’s statements about its future financial performance, product introductions or operating plans are based on current information and expectations and the Company undertakes no duty to update such statements. These statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described herein. For the fourth quarter of fiscal 2008 ending March 30, 2008, the Company projects net sales will increase to between $28.5 million and $31.5 million from $25.2 million in the third quarter of fiscal 2008. The Company will not provide any further guidance or updates on its performance during the quarter unless it does so in a news release, such as this one, or in such other manner that is compliant with Regulation FD and Regulation G, as the case may be, and other applicable laws, rules and regulations.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company from time to time supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. For the period presented, we are disclosing non-GAAP gross margins, non-GAAP research and development expenses, non-GAAP selling, general and administrative expenses, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share, which are adjusted to exclude from our GAAP results all stock-based compensation expense, amortization of acquired intangible assets, fair value adjustment of acquired inventories, merger-related costs, in-process research and development, separation cost of an executive officer, other than temporary loss on long-term investments, income tax effects, charge to establish deferred tax asset valuation allowance and an income tax benefit from the closure of federal tax audit. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

Earnings Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the third quarter of fiscal 2008, today, Thursday, January 31, 2008 at 4:30 p.m. EST/1:30 p.m. PST. To access the conference call, please dial (800) 230-1766 by 4:20 p.m. EST/1:20 p.m. PST and use conference ID number 907374. In addition, a live webcast will also be available. To access the webcast, please go to the Company’s Investor Relations Homepage at: http://www.exar.com. A replay of the call will be available starting at 8:00 p.m. EST/5:00 p.m. PST this afternoon until 2:59 a.m. EST on February 8, 2008 and 11:59 p.m. PST on February 7, 2008. To access the replay, please dial (800) 475-6701 and use conference ID number 907374.

Safe Harbor Statement

The Company’s statements about its future financial performance, anticipated results in connection with the acquisition of Sipex Corporation, changes in gross margins and revenues, uncertain timing of expense reductions or synergies associated with corporate restructuring, internal initiatives, distribution and OEM trends, among others, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global economic, industry and market conditions, such as customer and distributor relationships; limited visibility associated with customer demand for the Company’s products; the possible loss of, or decrease in orders from, an important customer; adjustments in interest rates and cash balances; vendor capacity or throughput constraints; possible disruption in commercial activities as a consequence of terrorist activity, natural disasters, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products, including those for which the Company has achieved design wins; competitive factors, such as pricing or competing solutions; customer ordering patterns; accounting considerations related to option expensing or merger related issues; the level of inventories maintained at the Company’s OEMs and distributors; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended March 31, 2007 and quarterly reports on Form 10-Q for the quarters ended June 30, 2007 and September 30, 2007, as well as those risks set forth in Sipex Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 and its quarterly report on Form 10-Q for the quarter ended June 30, 2007.

About Exar

Exar Corporation is Powering Connectivity by delivering highly differentiated silicon solutions empowering products to connect. With distinctive knowledge in analog and digital technologies,

Exar enables a wide array of applications such as portable devices, home media gateways, communications systems, and industrial automation equipment. Exar has locations worldwide providing real-time system-level support to drive rapid product innovation. For more information about Exar visit: http://www.exar.com.

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	DECEMBER 30, 2007	SEPTEMBER 30, 2007	DECEMBER 31, 2006	DECEMBER 30, 2007	DECEMBER 31, 2006
Net sales	$20,691	$15,479	$13,102	$49,569	$42,347
Net sales, related party	4,516	3,694	3,006	11,912	10,495

Total net sales	25,207	19,173	16,108	61,481	52,842

Cost of sales:
Cost of sales	12,111	6,346	4,273	22,920	12,996
Cost of sales, related party	2,990	1,185	883	5,216	2,922
Amortization of purchased intangible assets	2,539	1,158	240	3,937	720

Total cost of sales	17,640	8,689	5,396	32,073	16,638

Gross profit	7,567	10,484	10,712	29,408	36,204

Operating expenses:
Research and development	8,890	7,452	6,222	22,401	19,513
Acquired in-process research and development	—	8,800	—	8,800	—
Selling, general and administrative	12,071	8,503	5,347	26,104	18,090

Total operating expenses	20,961	24,755	11,569	57,305	37,603
Loss from operations	(13,394)	(14,271)	(857)	(27,897)	(1,399)
Other income, net:
Interest income and other, net	3,377	4,467	4,289	12,341	12,231
Other than temporary loss on long-term investments	—	(449)	—	(449)	(957)

Total interest and other income, net	3,377	4,018	4,289	11,892	11,274
Income (loss) before income taxes	(10,017)	(10,253)	3,432	(16,005)	9,875
Provision for income taxes	1,665	6,157	446	7,476	3,106

Net income (loss)	$(11,682)	$(16,410)	$2,986	$(23,481)	$6,769

Earnings (loss) per share:
Basic earnings (loss) per share	$(0.24)	$(0.39)	$0.08	$(0.56)	$0.19

Diluted earnings (loss) per share	$(0.24)	$(0.39)	$0.08	$(0.56)	$0.19

Shares used in the computation of earnings (loss) per share:
Basic	49,301	41,796	36,642	42,210	36,255

Diluted	49,301	41,796	36,790	42,210	36,518

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	DECEMBER 30, 2007	MARCH 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$155,878	$119,809
Short-term marketable securities	147,524	236,270
Accounts receivable (net of allowances of $386 and $322)	12,148	4,028
Accounts receivable, related party (net of allowances of $1,184 and $816)	3,710	338
Inventories	13,778	4,779
Interest receivable and prepaid expenses	4,997	5,262
Deferred income taxes, net	3,393	809

Total current assets	341,428	371,295
Property, plant and equipment, net	47,743	25,404
Goodwill	176,771	5,190
Intangible assets, net	61,376	5,451
Other non-current assets	1,774	562
Long-term investments	2,653	2,670
Deferred income taxes, net	—	10,602

Total assets	$631,745	$421,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts Payable	$10,193	$2,139
Accrued compensation and related benefits	6,169	3,418
Deferred income	2,516	—
Deferred income, related party	7,981	—
Accrued sales commission	685	702
Other accrued expenses	7,743	2,448
Income tax payable	—	5,520

Total current liabilities	35,287	14,227
Long-term lease financing obligations	16,213	—
Other non-current obligations	4,600	191

Total liabilities	56,100	14,418

Total stockholders’ equity
Preferred stock, $.0001 par value; 2,250,000 shares authorized; no shares outstanding	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized; 48,255,531 and 36,154,815 shares issued and outstanding at December 30, 2007 and March 31, 2007, respectively (net of treasury shares)	5	4
Additional paid-in capital	700,229	451,084
Accumulated other comprehensive income	1,036	76
Treasury stock at cost, 13,781,721 and 9,015,257 shares at December 30, 2007 and March 31, 2007, respectively	(200,543)	(142,572)
Retained Earnings	74,918	98,164

Total stockholders’ equity	575,645	406,756

Total liabilities and stockholders’ equity	$631,745	$421,174

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	DECEMBER 30, 2007	SEPTEMBER 30, 2007	DECEMBER 31, 2006	DECEMBER 30, 2007	DECEMBER 31, 2006
GAAP gross margin	30.0%	54.7%	66.5%	47.8%	68.5%
Stock-based compensation	1.4%	0.6%	0.1%	0.8%	0.1%
Amortization of acquired intangible assets	10.1%	6.0%	1.5%	6.4%	1.4%
Fair value adjustment of acquired inventories	5.8%	1.8%	—	2.9%	—
Merger-related costs	—	0.1%	—	—	—

Non-GAAP gross margin	47.3%	63.1%	68.1%	58.0%	70.0%

GAAP research and development expenses	$8,890	$7,452	$6,222	$22,401	$19,513
Stock-based compensation	389	324	285	937	963
Merger-related costs	9	253	—	262	—

Non-GAAP research and development expenses	$8,492	$6,875	$5,937	$21,202	$18,550

GAAP selling, general and administrative expenses	$12,071	$8,503	$5,347	$26,104	$18,090
Stock-based compensation	1,035	938	749	2,482	2,246
Amortization of acquired intangible assets	474	196	—	670	—
Merger-related costs	509	766	—	1,275	—
Separation costs of executive officer	465	—	—	465	664

Non-GAAP selling, general and administrative expenses	$9,588	$6,603	$4,598	$21,212	$15,180

GAAP operating expenses	$20,961	$24,755	$11,569	$57,305	$37,603
Stock-based compensation	1,424	1,262	1,034	3,419	3,209
Amortization of acquired intangible assets	474	196	—	670	—
In-process research and development	—	8,800	—	8,800	—
Merger-related costs	518	1,019	—	1,537	—
Separation costs of executive officer	465	—	—	465	664

Non-GAAP operating expenses	$18,080	$13,478	$10,535	$42,414	$33,730

GAAP operating income (loss)	$(13,394)	$(14,271)	$(857)	$(27,897)	$(1,399)
Stock-based compensation	1,785	1,368	1,057	3,914	3,286
Amortization of acquired intangible assets	3,013	1,354	240	4,607	720
Fair value adjustment of acquired inventories	1,458	341	—	1,799	—
In-process research and development	—	8,800	—	8,800	—
Merger-related costs	518	1,035	—	1,553	—
Separation costs of executive officer	465	—	—	465	664

Non-GAAP operating income (loss)	$(6,155)	$(1,373)	$440	$(6,759)	$3,271

GAAP net income (loss)	$(11,682)	$(16,410)	$2,986	$(23,481)	$6,769
Stock-based compensation	1,785	1,368	1,057	3,914	3,286
Amortization of acquired intangible assets	3,013	1,354	240	4,607	720
Fair value adjustment of acquired inventories	1,458	341	—	1,799	—
In-process research and development	—	8,800	—	8,800	—
Merger-related costs	518	1,035	—	1,553	—
Separation costs of executive officer	465	—	—	465	664
Other than temporary loss on long-term investments	—	449	—	449	957
Income tax effects	2,691	(3,169)	(410)	(731)	(751)
Charge to establish deferred tax asset valuation allowance	—	8,323	—	8,323	—
Income tax benefit from the closure of federal tax audit	—	(81)	—	(1,933)	—

Non-GAAP net income (loss)	$(1,752)	$2,010	$3,873	$3,765	$11,645

GAAP diluted earnings (loss) per share	$(0.24)	$(0.39)	$0.08	$(0.56)	$0.19
Stock-based compensation	0.04	0.03	0.03	0.09	0.09
Amortization of acquired intangible assets	0.06	0.03	0.01	0.11	0.02
Fair value adjustment of acquired inventories	0.03	0.01	—	0.04	—
In-process research and development	—	0.21	—	0.21	—
Merger-related costs	0.01	0.02	—	0.04	—
Separation costs of executive officer	0.01	—	—	0.01	0.02
Other than temporary loss on long-term investments	—	0.01	—	0.01	0.03
Income tax effects	0.05	(0.07)	(0.01)	(0.02)	(0.02)
Charge to establish deferred tax asset valuation allowance	—	0.19	—	0.19	—
Income tax benefit from the closure of federal tax audit	—	—	—	(0.05)	—

Non-GAAP diluted earnings (loss) per share	$(0.04)	$0.05	$0.11	$0.09	$0.32

Shares used in diluted earnings (loss) per share — GAAP	49,301	41,796	36,790	42,210	36,518
The effect of dilutive potential common shares due to reporting Non-GAAP net income	—	626	—	492	—
The effect of removing stock-based compensation expense under SFAS 123R for Non-GAAP presentation purpose	—	350	(45)	175	(105)

Shares used in diluted earnings per (loss) share — Non-GAAP	49,301	42,772	36,745	42,877	36,413

Note: certain amounts may not total due to rounding